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CUSIP NO. 29 408 K                    13G                      Page 20 of 20
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                                    EXHIBIT 2

                        Members of the Reporting Group(*)

Name/Address

Leon D. Black 1997 Five-Year Trust
Apollo Management, L.P.
Two Manhattanville Road
Purchase, New York  10577
Attention: Trustee

Leon D. Black Trust UAD 11/30/92 FBO Alexander Black
Apollo Management, L.P.
Two Manhattanville Road
Purchase, New York  10577
Attention: Trustee

Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black
Apollo Management, L.P.
Two Manhattanville Road
Purchase, New York  10577
Attention: Trustee

Leon D. Black Trust UAD 11/30/92 FBO Joshua Black
Apollo Management, L.P.
Two Manhattanville Road
Purchase, New York  10577
Attention: Trustee

Leon D. Black Trust UAD 11/30/92 FBO Victoria Black
Apollo Management, L.P.
Two Manhattanville Road
Purchase, New York  10577
Attention: Trustee

Leon D. Black
Apollo Management, L.P.
1999 Avenue of the Stars, Suite 1900
Los Angeles, California  90067

          *The Leon D. Black 1997 Five-Year Trust and each of the persons listed above are the Reporting Persons. The Leon D. Black 1997 Five-Year Trust and each of the persons listed above are filing this Schedule 13G as joint filers and each such Reporting Person disclaims the existence of, and membership in, any "group" that includes any other Reporting Person as a member. Other than as set forth in this Schedule 13G, each Reporting Person on this Schedule 13G declares, that by filing this Schedule 13G, such Reporting Person is not admitting beneficial ownership of any shares of Environmental Solutions Worldwide, Inc. directly owned by each other Reporting Person, respectively.